UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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McKESSON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Summer Governance Roadshow ----------- 2023 Annual Meeting of Shareholders

Advancing Health Outcomes for All Strength in Distribution 45M+ 99.9% pharmaceutical order accuracy in North America prescription deliveries 275,000+ customers served with medical-surgical products per year Leading Technology Superior Specialty Assets distributor Differentiation in community US Oncology Research has played a role in >100 oncology and Connected to payers FDA-approved cancer therapies specialty representing 94% of U.S. Supported >3,500 specialty practices with 170 therapies prescription volume cancer and rare/complex disease medications and Access to research data from supportive therapies >2.5M records including >80 oncology indications Biopharma Services Supported Network of More than 650 biopharma brands served 95% 900,000+ providers of therapeutic Increased value to biopharma and enabled >$8B in and over 50,000 areas prescription savings pharmacies 2

Delivering on Our Strategic Vision (1) Our Strategic Priorities FY23 Highlights Focus on People and Culture We continue to invest in our employees through our three-pillar employee value proposition: Care, Meaning, and Belonging $277B Total Revenue Expand Oncology and Biopharma Platforms Meaningful progress on expanding our oncology and biopharma platforms through recent strategic investments Drive Sustainable Core Growth $5.2B $3.9B Continuously evaluating how to drive efficiencies in core businesses, Cash Returned to Operating Cash Flow so that they continue to grow and generate Free Cash Flow Shareholders Evolve and Grow the Portfolio An ongoing process as we ensure our resources and investments are focused on strategic growth areas (1) Reported on May 8, 2023. 3

Governance and Engagement Highlights Focus on Good Corporate Governance 2022-23 Engagement Focus Areas Leading Board & Governance Practices Board Oversight and • Independent Board Chair Human Capital and Diversity Refreshment • Annual Board and Committee evaluation process Director Skills and Diversity Sustainability Reporting • Policy requiring directors with over 12 years of tenure to offer to resign annually • Policies on other public company board service Corporate Governance Lobbying Expenditures and Practices and Policies Activities • Mandatory retirement age • Pay for performance alignment • No poison pill Inclusion of Sustainability Recognition of Near-term • Robust board and senior management Priority Areas in Climate Change Targets by succession planning process Compensation * SBTi * • Effective shareholder engagement program • Robust shareholder engagement program * Indicates new in FY 23 4

☑ Proposal 1: Election of 11 Directors for a One -Year Term

Our Experienced and Diverse Board

Our directors exhibit a mix of skills, experience, backgrounds, and perspectives

Board Overview

Diversity

6 out of 11 director nominees are women or persons of color

Independent Directors

10 out of 11 director nominees are independent

Board Refreshment

At least 1 new director joined our Board **each year** from 2018 to 2022: New Chair in 2022



Donald R. Knauss
Ret. Chairman & CEO, Clorox
CT, F
Independent Chair as of Apr. 2022
Joined Oct. 2014



Brian S. Tyler
Chief Executive Officer, McKesson
Joined Apr. 2019



Richard H. Carmona
Chief of Health Innovations, Canyon Ranch & Former Surgeon General of the US
CT, C
Joined Sept. 2021



Dominic J. Caruso
Ret. EVP & CFO, Johnson & Johnson
A*, C
Joined Sept. 2018



W. Roy Dunbar
Ret. CEO & Chairman, Network Solutions
A, G
Joined Apr. 2022



James H. Hinton
Operating Partner, Welsh Carson Anderson & Stowe
C, F
Joined Jan. 2022



Bradley E. Lerman
EVP & General Counsel, Starbucks
A, C*
Joined Sept. 2018



Linda Mantia
Ret. SVP & COO, Manulife Financial
CT*, G
Joined Oct. 2020



Maria Martinez
EVP & COO, Cisco Systems
F, G*
Joined Oct. 2019



Susan R. Salka
Ret. CEO & President, AMN Healthcare Services
A, F*
Joined Oct. 2014



Kathleen Wilson-Thompson
Ret. EVP & Global CHRO, Walgreens Boots Alliance
CT, G
Joined Jan. 2022

* = Committee Chair A = Audit CT = Compensation & Talent G = Governance & Sustainability C = Compliance F = Finance

Skills and Experience Highlights

6 Directors with Risk Management & Compliance Experience

8 Directors with Healthcare Industry Experience

6 Directors with Sustainability & Human Capital Experience

11 Directors with Senior Executive Leadership Experience

5 Committee composition as of July 1, 2023

MCKESSON

☑ Proposal 3: Advisory Vote on Executive Compensation

Overview of FY23 Compensation Program

Building on the strong support for our say-on-pay, and incorporating feedback we heard from shareholders, the Committee introduced consideration of the Company's performance in key sustainability priority areas

Pay Element	Performance Metric	Rationale	Target Pay	FY2023 Payouts
Base Salary	–	Attracts and retains high-performing executives by providing market-competitive fixed pay	–	--
Management Incentive Plan (annual cash incentive)	Adjusted EPS (50%)	Rewards operational performance and profitability; important driver of share price valuation and shareholder expectations	100% – 175% of Base Salary	200% of Target
	Adjusted Operating Profit (25%)	Rewards focus on operational performance and profitability; important driver of share price valuation and shareholder expectations		
	Free Cash Flow (25%)	Rewards generating cash to invest in growth and return capital to shareholders; important valuation metric		
	★New for FY 2023: Sustainability Priority Areas	**Ensures sustainability priorities are aligned with business strategic objectives and Company purpose**	**Discretionary Downward-Only Modifier**	
Performance Stock Units (long-term equity incentive)	3-Year Cumulative Adjusted EPS (50%)	Measures long-term earnings power, drives returns for the Company and directly correlates to share price performance	60% of Target LTI Value	200% of Target
	3-Year Average ROIC (25%)	Encourages leaders to make sound investments that generate returns for shareholders; important valuation metric		
	MCK TSR vs. Comparator Group (25%)	Rewards share price performance relative to comparator group over time		
Restricted Stock Units (long-term equity)	–	Directly aligns with value delivered to shareholders	40% of Target LTI Value	--

FY23 CEO Compensation Mix


Base Salary
8%
MIP
(Annual
Cash)
15%
RSUs
(Equity)
31%
PSUs
(Equity)
46%
92%
At-Risk
Compensation

FY23 Other NEOs Compensation Mix


Base Salary
18%
MIP
(Annual
Cash)
19%
RSUs
(Equity)
25%
PSUs
(Equity)
38%
82%
At-Risk
Compensation

6

MCKESSON

���� Proposal 5: Shareholder Ratification of Termination Pay We Recommend Against the Shareholder Proposal The policy is unnecessary given McKesson already has an effective cash severance policy, and would restrict our ability to effectively design competitive compensation packages McKesson Already Has An Effective Policy To Seek Shareholder Approval of Cash Severance • The Company already has a more tailored and appropriate policy in place to seek shareholder approval for any future arrangement with an executive officer or any other participant designated by the Compensation and Talent Committee whereby the present value of cash severance exceeds 2.99 times the sum of the participant’s base salary and target bonus The Proposal Discourages the Use of Long-Term Incentive Awards • Equity-based incentive awards that link our performance to shareholders’ interests and which are heavily weighted in our executive compensation would be discouraged by this proposal, which would include the value of accelerated equity vesting in severance calculations The Proposal Restricts Our Ability to Design Competitive Compensation Packages • Top candidates would likely be unwilling have their equity compensation subjected to a shareholder vote and may instead seek employment elsewhere, including at our competitors McKesson Already Provides Sufficient Opportunities for Shareholder Input • We maintain an annual Say-on-Pay vote, allowing our shareholders to provide feedback on all executive compensation policies, as well as a robust year-round shareholder engagement program Your Board recommends a vote AGAINST this proposal 7

We Request Your Support at the 2023 Annual Meeting The Board asks that you vote FOR all management proposals and AGAINST the shareholder proposal Management Proposals 1 Election of 11 Directors for a One-Year Term FOR ���� Ratification of Appointment of Deloitte & Touche as Independent Registered Public Accounting Firm for 2 FOR ���� Fiscal Year 2024 3 Advisory Vote on Executive Compensation FOR ���� 4 Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation ONE YEAR Shareholder Proposal 6 Shareholder Proposal on Ratification of Termination Pay AGAINST ���� 8

Appendix: McKesson’s Response to 2022 Shareholder Proposal

2022 Shareholder Proposal: Rule 10b5-1 Trading Plans Th e Company enhanced its policies and procedures for pre-arranged trading plans in response to 2022 shareholder vote and SEC rulemaking 2022 shareholder proposal failed to win enough votes to recommend that McKesson file Form 8-K whenever section 16 insiders adopt, modify or cancel a Rule 10b5-1 trading plan • The proposal would have caused McKesson to submit disclosure not generally required of public companies New SEC rules adopted in December 2022 require quarterly disclosure when section 16 insiders adopt, modify or cancel any trading plan • SEC rules continue to not require Form 8-K reporting • SEC rules also enhance Form 4 reporting with check box for transactions under Rule 10b5-1 plans McKesson implemented an updated Pre-arranged Trading Plan Policy and associated written procedures that apply to all employees • Policy and procedures comply with SEC rules, with additional requirements for section 16 insiders • McKesson discourages plan modification or cancellation for any reason, and such action requires approval by securities legal counsel McKesson section 16 insiders continue to promptly disclose details of Rule 10b5-1 plan transactions, including plan adoption date, on their Form 4s 10